UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2024

AYRO, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

AYRO, Inc.

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 512-994-4917

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AYRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 31, 2024, AYRO, Inc. (the “Company”) implemented an internal restructuring in order to achieve greater efficiency in pursuit of the Company’s strategic goals. As part of the restructuring, the Company, amongst other things, eliminated a substantial number of positions as it re-evaluates sales, marketing and manufacturing. Furthermore, the Company’s current management team remains committed to pursuing its plans, including the development and commercialization of the AYRO Vanish, its lead low speed electric vehicle. The Company believes that the restructuring plan will create greater efficiencies and significantly reduce its burn rate as the Company continues to explore more cost effective ways to achieve growth. As of September 30, 2023, the Company had cash, cash equivalents, and marketable securities totaling approximately $47.9 million, and 4,890,137 shares of common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYRO, INC.

Date: February 1, 2024	By:	/s/ Joshua Silverman
Joshua Silverman
Executive Chairman